UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Javelin Exchange-Traded Trust
(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Witherspoon Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, $0.0001 par value per share	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-156034

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of Javelin Exchange-Traded Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-156024; 811-22125), as filed on March 23, 2010 (“Registration Statement”), which the series of description is incorporated herein by reference.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, are as follows:

JETSsm Contrarian Opportunities Index Fund                                    20-7484418

Item 2. Exhibits.

1.
The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to the Trust’s Registration Statement on form N-1A (Commission File Nos. 333-156024; 811-22125), as filed on December 9, 2008 and incorporated herein by reference.

2.
The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-156024; 811-22125), as filed on May 13, 2009, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Javelin Exchange-Traded Trust

Date: April 6, 2010	By:	/s/ Brinton W. Frith
		Name:	Brinton W. Frith
		Title:	Chairman/President